SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 August 30, 2004
                Date of Report (Date of earliest event reported)


                           HIRSCH INTERNATIONAL CORP.
             (Exact name of Registrant as specified in its charter)


        Delaware                     0-23434                   11-2230715
        --------                     -------                   ----------
(State or other jurisdiction (Commission File Number)        (IRS Employer
     of incorporation)                                   Identification Number)



                             200 Wireless Boulevard
                            Hauppauge, New York 11788


                                 (631) 436-7100
              (Registrant's telephone number, including area code)


                                Page 1 of 2 Pages


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Section 1 REGISTRANT'S BUSINESS AND OPERATIONS
Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On August 30, 2004, Hirsch International Corp. (the "Company") and Tajima Industries Ltd. ("Tajima") entered into a new consolidated distribution agreement (the "Consolidated Agreement") granting the Company certain rights to distribute the full line of Tajima commercial embroidery machines and products.

     The Consolidated Agreement grants the Company distribution rights on an exclusive basis in 41 states for the period February 21, 2004 through February 21, 2011. In addition, the Company was also granted certain distribution rights in the remaining 9 western states for the period February 21, 2004 through February 21, 2005. The Consolidated Agreement supercedes all of the other distribution agreements between the Company and Tajima.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                HIRSCH INTERNATIONAL CORP.

                                By: /s/ Beverly Eichel
                                    -------------------------------
                                         Beverly Eichel
                                         Vice President - Finance,
                                         Chief Financial Officer and Secretary

Dated:  September 2, 2004